Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated June 18, 2009)	Registration No. 333-159624
1,500,000 Shares
Fuel Systems Solutions, Inc.
Common Stock
We are offering up to 1,500,000 shares of our common stock. This prospectus supplement also relates to rights to purchase our common stock issued under our stockholder protection rights agreement. These rights are not currently exercisable and are attached to and transfer only with the common stock sold in this offering.
Our common stock is listed on the NASDAQ Global Market under the symbol “FSYS.” The last reported sale price of our common stock on the NASDAQ Global Market on June 22, 2009 was $22.41 per share.
We are offering these shares of common stock on a best efforts basis to institutional investors. We have retained Needham & Company, LLC as exclusive placement agent in connection with this offering.

Investing in our securities involves significant risks. You should carefully review the information contained under the heading “Risk Factors” on page S-5 of this prospectus supplement and beginning on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Maximum
		Offering
	Per Share	Amount
Public offering price of shares	$20.00	$30,000,000
Placement agent fees	$1.20	$1,800,000
Proceeds, before expenses, to Fuel Systems Solutions, Inc.	$18.80	$28,200,000
We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $0.2 million. The placement agent is not purchasing or selling any of our shares being offered pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of shares. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent’s fees and proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the maximum offering amounts set forth above. We expect that delivery of the shares being offered pursuant to this prospectus supplement will be made to purchasers on or about June 26, 2009. Pursuant to an escrow agreement among us, the placement agent and an escrow agent, some or all of the funds received in payment for the shares of common stock sold in this offering will be wired to a non-interest bearing escrow account and held until we and the placement agent notifies the escrow agent that this offering has closed, indicating the date on which the shares are to be delivered to the purchasers and the proceeds are to be delivered to us.

Needham & Company, LLC
The date of this prospectus supplement is June 22, 2009.

Supplemental Prospectus
Accompanying Prospectus

Prospectus Summary	2

Ratios of Earnings to Fixed Charges	2

Securities We May Offer	3

About Fuel Systems	5

Risk Factors	5

Forward-Looking Statements	15

Use of Proceeds	16

Description of Capital Stock	17

Description of Debt Securities	20

Description of Warrants	26

Plan of Distribution	28

Legal Matters	30

Experts	30

Documents Incorporated by Reference	30

Where You Can Find More Information	31
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses and the documents we incorporated by reference into this prospectus supplement and accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you additional or different information from that contained in this prospectus supplement or accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy shares only in jurisdictions where offers and sales are permitted. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and accompanying prospectus outside the United States. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and accompanying prospectus, is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or of any sale of our shares. Our business, financial condition, results of operations, and prospects may have changed since such dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $100,000,000.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the heading “Where You Can Find More Information” before making an investment decision.
References in this prospectus to “Fuel Systems,” “we,” “us” and “our” refer to Fuel Systems Solutions, Inc., a Delaware corporation, and its subsidiaries and predecessors as a combined entity, except where it is made clear that such term means only Fuel Systems Solutions, Inc.

PROSPECTUS SUPPLEMENT SUMMARY
          This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus. To fully understand this offering and its consequences to you, you should read this summary together with the entire prospectus supplement and accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. See the sections entitled Risk Factors on page S-5 of this prospectus supplement and beginning on page 5 of the accompanying prospectus for a discussion of certain risks involved in investing in our securities.
About Fuel Systems
Fuel Systems is a leading designer, manufacturer and supplier of time-tested, cost-effective alternative fuel components and systems for use in transportation and industrial applications. We have been a leader in the alternative fuels industry for over 50 years.
Our components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas used in internal combustion engines. These components and systems feature our advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to our components and systems, we provide engineering and systems integration services to address unique customer requirements for performance, durability and configuration.
We sell our components and systems through a worldwide network of customers encompassing over 330 distributors and dealers in over 60 countries and over 90 original equipment manufacturers or OEMs. Our customers are some of the largest, well-known OEMs and distributors in the transportation and industrial markets.
We are one of the few providers of alternative gaseous-fueled solutions that meet requirements to work directly with original equipment manufacturers, or OEMs. We work closely with our key customers to develop solutions that fit their technology and product roadmaps, allowing us to stay on the forefront of our industry’s technology. We pioneered the post-production OEM method, which enables us to integrate our solutions directly into OEM products in our own facilities, providing convenience to our customers and ensuring quality before distribution to end users.
We believe we have developed a leadership position in the alternative fuel industry based on our experience in designing, manufacturing and commercializing alternative fuel delivery products and components. We believe our competitive strengths include:
•	strong technological base and established technical expertise;

•	broad product offering, which enables us to address dynamic market demands;

•	positioning for global growth in a fragmented industry;

•	strong global distribution and OEM customer relationships; and

•	multi-channel distribution network, leveraging our unique post-production OEM method.
We manufacture and assemble the majority of our products at our facilities in Santa Ana, California, Cherasco, Italy, Buenos Aires, Argentina and, to a lesser extent, at some of our other international facilities. Current manufacturing operations consist primarily of mechanical assembly and light machining. We rely on outside suppliers for parts and components and obtain components for products from a variety of domestic and foreign automotive and electronics suppliers, die casters, stamping operations, specialized diaphragm manufacturers and machine shops.
Our principal executive offices are located at 3030 South Susan Street, Santa Ana, California 92704. Our telephone number is (714) 656-1300 and our web site address is http://www.fuelsystemssolutions.com. We do not incorporate the information on our web site into this prospectus supplement and you should not consider any information on, or that can be accessed through, our web site as part of this prospectus supplement.
The Offering

Common stock offered by us	1,500,000 shares

Common stock to be outstanding after this offering	17,574,276 shares

Use of proceeds	We intend to use the net proceeds received from the sale of the securities for general corporate purposes, which may include the repayment or refinancing of indebtedness or the acquisition of complimentary products or businesses which further our corporate strategy. See “Use of Proceeds” on page S-6.

Market for the common stock	Our common stock is quoted and traded on The NASDAQ Global Market under the symbol “FSYS.”

Risk factors	See “Risk Factors” on page S-5 of this prospectus supplement and beginning on page 5 of the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

NASDAQ Global Market symbol	FSYS
The number of shares of common stock outstanding after this offering is based on 16,074,276 shares outstanding as of April 30, 2009, which excludes:
•	12,250 shares of treasury stock;

•	90,100 shares subject to outstanding options as of April 30, 2009, having a weighted average exercise price of $10.93 per share;

•	30,165 shares of common stock issuable upon the vesting of restricted stock awards outstanding as of April 30, 2009; and

•	352,269 shares of common stock reserved for potential future issuance under our 2006 incentive bonus plan.

RISK FACTORS
          Investing in our securities involves a high degree of risk. You should carefully review the risk factors contained or incorporated by reference in the accompanying prospectus, the following risk factors related to the purchase of our common stock and all other information contained in this prospectus supplement and accompanying prospectus before making a decision to invest in our common stock. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment. You should also refer to the other information included in or incorporated by reference into this prospectus supplement and accompanying prospectus, including our financial statements and related notes. See also the information contained under the heading “Forward-Looking Statements” immediately below.
Risks Relating to the Purchase of Our Common Stock
Our use of the offering proceeds may not yield a favorable return on your investment.
We currently intend to use the net proceeds received from the sale of the securities for general corporate purposes, which may include the repayment or refinancing of indebtedness or the acquisition of complementary products or businesses which further our corporate strategy. Our management has significant discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may invest the net proceeds temporarily until we use them for their stated purpose. However, the proceeds may not be invested in a manner that yields a favorable or any return.
As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as a result, our stock price could decline.
The offering price is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, based on our capitalization as of March 31, 2009, investors purchasing common stock in this offering will incur immediate dilution of $12.84 per share of common stock purchased, based on the offering price of $20.00 per share and assuming the sale of all 1,500,000 shares offered hereby. In addition to this offering, subject to market conditions and other factors, it is likely that we will pursue additional financings in the future, as we continue to build our business. In future years, we will likely need to raise significant additional capital to finance our operations and to fund the development, manufacture and marketing of our products under development and new product opportunities. Accordingly, we may conduct substantial future offerings of equity and/or debt securities. The exercise of outstanding options and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.
FORWARD-LOOKING STATEMENTS
This prospectus supplement and accompanying prospectus and the information incorporated by reference in this prospectus supplement and accompanying prospectus contain certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements may be found throughout this prospectus supplement, particularly under the headings “Prospectus Supplement Summary” and “Risk Factors.” These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward looking statements. Statements in this prospectus supplement, accompanying prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.

In most cases, you can identify forward looking statements by the following words: “may,” “will,” “would,” “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seeks,” “on-going” or the negative of these terms or other comparable terminology often identify forward-looking statements, although not all forward-looking statements contain these words. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and beliefs concerning future business conditions, our results of operations, financial position and our business outlook, or state other “forward-looking” information based on currently available information.
There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors.” These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements set forth herein and therein. You should read these risk factors and the other cautionary statements made in this prospectus supplement and accompanying prospectus as being applicable to all related forward looking statements wherever they appear in this prospectus supplement and accompanying prospectus. We cannot assure you that the forward-looking statements in this prospectus supplement and accompanying prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.
The forward-looking statements made in this prospectus supplement and accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law.
USE OF PROCEEDS
We estimate that the net proceeds from the sale of the 1,500,000 shares of common stock offered by this prospectus supplement will be approximately $28.0 million if we sell the maximum number of shares, after deducting the placement agent’s fees and the estimated offering expenses that are payable by us. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell less than all of the shares offered hereby, which may significantly reduce the amount of proceeds received by us.
We currently intend to use the net proceeds from the sale of shares in this offering for general corporate purposes, which may include the repayment or refinancing of indebtedness or the acquisition of complementary products or businesses which further our corporate strategy. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the shares. We may invest the net proceeds temporarily until we use them for their stated purpose.
The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.
DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding into our total tangible assets (total assets less intangible assets) less total liabilities. Our net tangible book value as of March 31, 2009 was approximately $97.8 million, or approximately $6.08 per share. Assuming the sale by us of all 1,500,000 shares offered hereby at the offering price of $20.00 per share and after deducting the placement agent’s fees and the estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2009 would have been approximately $125.8 million, or $7.16 per share of our common stock. This represents an immediate increase in as adjusted net tangible book value of $1.08 per share to our existing stockholders and an immediate decrease in the pro forma net tangible book value of $12.84 per share to investors participating in this offering. The following table illustrates this per share dilution:

Public offering price per share		$20.00
Net tangible book value per share as of March 31, 2009	$6.08
Increase per share attributable to the offering	1.08

Adjusted net tangible book value per share as of March 31, 2009 after giving effect to this offering		7.16

Dilution per share to new investors		$12.84

The foregoing table is based on 16,086,059 shares of common stock outstanding as of March 31, 2009. The information above excludes:
•	12,250 shares of treasury stock;

•	90,100 shares subject to outstanding options as of March 31, 2009, having a weighted average exercise price of $10.93 per share;

•	30,632 shares of common stock issuable upon the vesting of restricted stock awards outstanding as of March 31, 2009; and

•	352,269 shares of common stock reserved for potential future issuance under our 2006 incentive bonus plan.
To the extent options outstanding as of March 31, 2009 have been or may be exercised, restricted stock vests, or other shares have been or are issued, there may be further dilution to new investors.
PLAN OF DISTRIBUTION
     We are offering the shares of our common stock through a placement agent. Subject to the terms and conditions contained in the placement agency agreement, dated June 22, 2009, Needham & Company, LLC has agreed to act as the placement agent for the sale of up to 1,500,000 shares of our common stock. The placement agent is not purchasing or selling any shares by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but has agreed to use its commercially reasonable best efforts to arrange for the sale of all 1,500,000 shares.
     The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.
     Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase the common stock, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of 1,500,000 shares of common stock will take place on or about June 26, 2009. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares.
     On the scheduled closing date, the following will occur:
•	we will receive funds in the amount of the aggregate purchase price; and

•	Needham & Company, LLC will receive the placement agent’s fee in accordance with the terms of the placement agency agreement.
     We will pay the placement agent an aggregate commission equal to 6% of the gross proceeds of the sale of shares of common stock in the offering. We will also reimburse the placement agent for certain fees and legal expenses incurred by it. In no event will the total amount of compensation paid to the placement agent and other securities brokers and dealers upon completion of this offering exceed 8% of the gross proceeds of the offering. The estimated offering expenses payable by us, in addition to the placement agent’s fee of $1.8 million, are approximately $0.2 million, which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $28.0 million.
     We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.
     We, along with certain of our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock for a period of ninety (90) days after the offering as set forth in the placement agency agreement.
     The placement agency agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering.
     The transfer agent for our common stock to be issued in this offering is BNY Mellon Bank.
     Our common stock is traded on the NASDAQ Global Market under the symbol “FSYS.”

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Day Pitney LLP, New York, New York. Proskauer Rose LLP in New York, New York and Pillsbury Winthrop Shaw Pittman LLP are acting as counsel for the placement agent in connection with this offering.
EXPERTS
The consolidated financial statements and consolidated financial statement schedules as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this prospectus supplement and accompanying prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, except for any information that is superseded by information included directly in this prospectus supplement and accompanying prospectus. Any statement contained in this prospectus supplement and accompanying prospectus or a document incorporated by reference in this prospectus supplement and accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement and accompanying prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus supplement and accompanying prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).
•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Current Reports on Form 8-K filed January 22, 2009, January 28, 2009, March 3, 2009, March 13, 2009, May 6, 2009, May 15, 2009, June 1, 2009, June 18, 2009 and June 23, 2009;

•	The description of capital stock contained in Registration Statement on Form 8-A filed August 25, 2006, including any amendment or report filed for the purpose of updating such description; and

•	The description of common stock purchase rights contained in Registration Statement on Form 8-A filed August 25, 2006, including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference all additional documents that we file with the SEC between the date of this prospectus supplement and the termination of any offering of securities offered by this supplement and accompanying prospectus under the terms of:
•	Sections 13(a) and (c) of the Exchange Act;

•	Section 14 of the Exchange Act; and

•	Section 15(d) of the Exchange Act.
We are not, however, incorporating, in each case, any documents or information that have been “furnished” but not “filed” for purposes of the Exchange Act.
We will provide a copy of any and all of the information that is incorporated by reference in this prospectus supplement and accompanying prospectus to any person, including a beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge, upon written or oral request. Written requests for copies should be directed to Attn: Matthew Beale, Fuel Systems Solutions, Inc., 3030 South Susan Street, Santa Ana, California 92704. Telephone requests for copies should be directed to Mr. Beale at (714) 656-1300.
WHERE YOU CAN FIND MORE INFORMATION
Filings. We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC.
Registration Statement. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that may be sold under this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the shares to be sold in this offering, please refer to the registration statement and its exhibits. Statements contained in this prospectus supplement and accompanying prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete, and in each instance please refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by this reference.
The predecessor to Fuel Systems was IMPCO Technologies, Inc., and all of our filings with the SEC prior to our reorganization are filed under the name of IMPCO Technologies, Inc. Our periodic and current reports, and any amendments to those reports, are available, free of charge, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC on our website: www.fuelsystemssolutions.com. The information on our website is not incorporated by reference into this document.
You may read and copy all or any portion of the registration statement or any reports, proxy statements and other information we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.
Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC filings at the SEC’s web site at http://www.sec.gov.

PROSPECTUS
$100,000,000
Fuel Systems Solutions, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

     We may from time to time in one or more offerings offer and sell up to $100,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants, units or any combination of the foregoing, either individually or comprised of one or more of the other securities. We will provide the specific terms for each of these securities in supplements to this prospectus. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in the accompanying prospectus supplement applicable to the sale of such securities. You should read carefully this prospectus and any supplement before you invest.
     Our common stock is listed for trading on the NASDAQ Global Market under the symbol “FSYS.”
     Investing in our securities involves risks. You should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 5 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2009.

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     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you additional or different information from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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PROSPECTUS SUMMARY
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $100,000,000.
          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”
          You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.
          References in this prospectus to “Fuel Systems,” “we,” “us” and “our” refer to Fuel Systems Solutions, Inc., a Delaware corporation, and its subsidiaries and predecessors as a combined entity, except where it is made clear that such term means only Fuel Systems Solutions, Inc.
          Our principal executive offices are located at 3030 South Susan Street, Santa Ana, California 92704. Our telephone number is (714) 656-1300 and our web site address is http://www.fuelsystemssolutions.com. We do not incorporate the information on our web site into this prospectus and you should not consider any information on, or that can be accessed through, our web site as part of this prospectus.
RATIOS OF EARNINGS TO FIXED CHARGES
          We present below our ratios of earnings to fixed charges. Earnings available to cover fixed charges consist of income before income taxes, equity share in income of unconsolidated affiliates and extraordinary gain plus fixed charges. Fixed charges consist of interest expense and the portion of rental expense we believe to be a reasonable approximation of the interest factor. Earnings were insufficient to cover fixed charges by $15.1 million for the year ended December 31, 2004. No shares of our preferred stock were outstanding during the years ended December 31, 2008, 2007, 2006, 2005 and 2004, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the same periods listed above.

	Quarter Ended
	March 31,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Earnings available to cover fixed charges	$12,607	$46,726	$19,123	$20,450	$7,851	$(8,790)
Fixed charges	917	2,778	2,655	2,238	2,124	6,270
Ratio of earnings to fixed charges	13.8	16.8	7.2	9.1	3.7	—

SECURITIES WE MAY OFFER
          With this prospectus, we may offer shares of common stock, preferred stock, debt securities and warrants, or any combination of the foregoing, either individually or comprised of one or more of the other securities. The offering will be a primary offering by us and not a secondary offering by any selling security holders. The aggregate initial offering price of all securities we sell in the primary offering under this prospectus will not exceed $100,000,000. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.
          We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
          We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. Holders of our common stock have no preemptive rights. In this prospectus, we provide a general description of, among other things, our dividend policy and the rights and restrictions that apply to holders of our common stock.
Preferred Stock
          We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.
Debt Securities
          We may offer debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We will issue debt securities under an indenture to be entered between us and a trustee; a form of the indenture is included as an exhibit to the registration statement of which this prospectus is a part. The indenture does not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders, if any, of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby.
Warrants
          We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue the warrants by themselves or together with debt securities, preferred stock or common stock and the warrants may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby.

ABOUT FUEL SYSTEMS
Overview
          Fuel Systems is a leading designer, manufacturer and supplier of time-tested, cost-effective alternative fuel components and systems for use in transportation and industrial applications. We have been a leader in the alternative fuels industry for over 50 years.
          Our components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas used in internal combustion engines. These components and systems feature our advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to our components and systems, we provide engineering and systems integration services to address unique customer requirements for performance, durability and configuration.
          We sell our components and systems through a worldwide network of customers encompassing over 330 distributors and dealers in over 60 countries and over 90 original equipment manufacturers or OEMs. Our customers are some of the largest, well-known OEMs and distributors in the transportation and industrial markets.
          We are one of the few providers of alternative gaseous-fueled solutions that meet requirements to work directly with original equipment manufacturers, or OEMs. We work closely with our key customers to develop solutions that fit their technology and product roadmaps, allowing us to stay on the forefront of our industry’s technology. We pioneered the post-production OEM method, which enables us to integrate our solutions directly into OEM products in our own facilities, providing convenience to our customers and ensuring quality before distribution to end users.
          We believe we have developed a leadership position in the alternative fuel industry based on our experience in designing, manufacturing and commercializing alternative fuel delivery products and components. We believe our competitive strengths include:
•	strong technological base and established technical expertise;

•	broad product offering, which enables us to address dynamic market demands;

•	positioning for global growth in a fragmented industry;

•	strong global distribution and OEM customer relationships; and

•	multi-channel distribution network, leveraging our unique post-production OEM method.
     We manufacture and assemble the majority of our products at our facilities in Santa Ana, California, Cherasco, Italy, Buenos Aires, Argentina and, to a lesser extent, at some of our other international facilities. Current manufacturing operations consist primarily of mechanical assembly and light machining. We rely on outside suppliers for parts and components and obtain components for products from a variety of domestic and foreign automotive and electronics suppliers, die casters, stamping operations, specialized diaphragm manufacturers and machine shops.
RISK FACTORS
          Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected.

Risks Relating to our Business
     Reduced consumer or corporate spending due to weakness in the financial and credit markets and uncertainties in the economy, domestically and internationally, may adversely affect our revenue and operating results.
     We depend on demand from the consumer, OEM, contract manufacturing, industrial, automotive and other markets we serve for the end market applications that use our products. All of these markets have been and may continue to be affected by the recent instability in global financial markets that have caused extreme economic disruption in recent months. Reductions in consumer or corporate demand for our products as a result of uncertain conditions in the macroeconomic environment, such as volatile energy prices, inflation, fluctuations in interest rates, difficulty securing credit, extreme volatility in security prices, diminished liquidity, mortgage failures, or other economic factors, negatively affect our revenue and operating results could be adversely affected. We realized a slow decline in demand for products in the industrial market during most of 2008, which impacted sales in our IMPCO operating division. The demand for our products in the automotive aftermarket and from post-production OEMs, however, continued to increase during most of 2008, though we did notice a reduction in demand in the automotive aftermarket in the fourth quarter 2008 and first quarter 2009.
     Negative economic conditions may also materially impact our customers, suppliers and other parties with which we do business. Economic and financial market conditions that adversely affect our customers may cause them to terminate existing purchase orders or to reduce the volume of products they purchase from us in the future. In connection with the sale of products, we normally do not require collateral as security for customer receivables and do not purchase credit insurance. We may have significant balances owing from customers who operate in cyclical industries or who may not be able to secure sufficient credit in order to honor their obligations to us. Failure to collect a significant portion of amounts due on those receivables could have a material adverse effect on our results of operations and financial condition.
     Adverse economic and financial markets conditions may also cause our suppliers to be unable to provide materials and components to us or may cause suppliers to make changes in the credit terms they extend to us, such as shortening the required payment period for our amounts owing them or reducing the maximum amount of trade credit available to us. While we have not yet experienced changes of this type, if we did they could significantly affect our liquidity and could have a material adverse effect on our results of operations and financial condition. If we are unable to successfully anticipate changing economic and financial markets conditions, we may be unable to effectively plan for and respond to those changes, and our business could be negatively affected.
     We maintain a significant investment in inventory and have recently made significant investments in the expansion of our operations to meet recent increases in demand for our product without long-term contracts with customers. A decline in our customers’ purchases could lead to a decline in our sales and profitability.
     We do not have long-term contracts with many of our customers. Generally, our product sales are made on a purchase order basis, which allows our customers to reduce or discontinue their purchases from us. Accordingly, we cannot predict the timing, frequency or size of our future customer orders. Our ability to accurately forecast our sales is further complicated by the current global economic uncertainty. We maintain significant inventories at MTM S.r.L., the principal operating company in our transportation division, in an effort to ensure that our European transportation customers have a reliable source of supply. Our total inventory at March 31, 2009 was $98.1 million, an increase of $5.5 million compared to our total inventory at December 31, 2008. If we fail to anticipate the changing needs of our customers and accurately forecast our customer demands, our customers may not continue to place orders with us, and we may accumulate significant inventories of products that we will be unable to sell or return to our vendors. This may result in a significant decline in the value of our inventory and a decrease to our future gross profit.
     In addition, due in part to the recent fluctuations in gasoline prices that have oriented automotive manufacturers to promote gaseous fuel equipment and the perceived environmental benefits from alternative fuels, we have experienced a recent, significant increase in the demand for our fuel systems components and systems. To meet this increase in demand, we have recently expanded our operational capacity, including opening new facilities in Italy. We may continue to make significant investments in our business to increase our operational capacity without any guarantees or long-term commitments from our customers that they will continue to purchase our components and systems with the same timing, frequency and size as we expect. As a result, we may not recover the costs of any increased investment in our operations which could have a material, adverse effect on our consolidated financial position, results of operations and cash flows.
     Our existing debt could adversely affect our business and growth prospects.
     At March 31, 2009, we had approximately $37.3 million of outstanding debt and credit lines that allow us to borrow up to an aggregate of $33.5 million. Our level of debt, the cash flow needed to satisfy our debt and the covenants contained in our credit agreements could:
•	limit funds otherwise available for financing our capital expenditures by requiring us to dedicate a portion of our cash flows from operations to the repayment of debt and the interest on this debt;

•	limit our ability to incur additional indebtedness;

•	limit our ability to capitalize on significant business opportunities;

•	place us at a competitive disadvantage to those of our competitors that are less indebted than we are;

•	make us more vulnerable to rising interest rates;

•	make us more vulnerable in the event of a downturn in our business;

•	prevent us from obtaining additional financing on acceptable terms or limit amounts available under our existing or any future credit facilities; and

•	result in an event of withdrawal under our €15.0 million (approximately $19.8 million converted into U.S. dollars based on the average interbank currency exchange rate on March 31, 2009) financing agreement with Banca IMI S.p.A. and Intesa Sanpaolo S.p.A. if Mariano Costamagna, our Chief Executive Officer, and his brother collectively ceases to hold, directly or indirectly, at least 10% of the outstanding capital stock of Fuel Systems, unless the reduction in ownership is attributable to one or more issuances of Fuel Systems capital stock or a merger or other fundamental corporate transaction which causes a variation in the outstanding capital stock.
     Further declines in oil prices may adversely affect the demand for our products.
     We believe that our sales in recent years have been favorably impacted by increased consumer demand prompted by rising oil prices. In the past several months, oil prices rapidly decreased and may remain low or continue to decrease, resulting in a decline of the demand for our products, which would adversely affect our revenue, operating results and cash flows.
     We are dependent on certain key customers, and the loss of one or more customers could have a material adverse effect on our business.
     A substantial portion of our business results from sales to key customers. In the quarter ended March 31, 2009, one customer represented 20.7% of our consolidated sales. In the year ended December 31, 2008,one customer represented 10.7% of our consolidated sales. Sales to our top ten customers during the quarter ended March 31, 2009 and year ended December 31, 2008 accounted for approximately 60.0% and 39.7% of our consolidated sales, respectively. If our largest customer or several of these key customers were to reduce their orders substantially, we would suffer a decline in revenue and profits, and those declines could be material and adverse.
     We currently face and will continue to face significant competition, which could result in a decrease in our revenue.
     We currently compete with companies that manufacture products to convert liquid-fueled internal combustion engines to gaseous fuels. Increases in the market for alternative fuel vehicles may cause automobile or engine manufacturers to develop and produce their own fuel conversion or fuel management equipment rather than purchasing the equipment from suppliers such as us. In addition, greater acceptance of alternative fuel engines may result in new competitors. Should any of these events occur, the total potential demand for our products could be adversely affected and cause us to lose existing business.
     Our business is subject to seasonal influences.
     Operating results for any quarter are not indicative of the results that may be achieved for any subsequent quarter or for a full year. Many of the factors that impact our operating results are beyond our control and difficult to predict. They include seasonal work patterns due to vacations and holidays, particularly in our European manufacturing facilities, and fluctuations in demand for the end-user products in which our products are placed.
     Currency exchange rate fluctuations and devaluations may have a significant adverse effect on our revenue, sales and overall financial results.
     For the quarter ended March 31, 2009, non-U.S. operations accounted for approximately 85% of our revenue. Therefore, gains and losses on the conversion of foreign currency denominated expenses into U.S. dollars could cause fluctuations in our results of operations, and fluctuating exchange rates could cause significantly reduced revenue and/or gross margins from non-U.S. dollar-denominated international revenue.

     Also, for the quarter ended March 31, 2009, euro denominated revenue accounted for approximately 74% of our total revenue; therefore, a substantial change in the rate of exchange between the U.S. dollar and the euro could have a significant adverse affect on our financial results.
     The U.S. dollar has been gaining strength against foreign currencies in recent months. If the exchange rate between the U.S. dollar and the euro shifts significantly because of a strengthening U.S. dollar, a large portion of our revenue may be reduced in the translation from euro to U.S. dollar for financial reporting purposes. We currently do not and may not in the future be able to hedge against these risks.
     Adverse currency fluctuations may hinder our ability to economically procure key materials and services from overseas vendors and suppliers, may affect the value of our debt, and may affect our profit margins.
     Because of our significant operations outside of the United States, we engage in business relationships and transactions that involve many different currencies. Exchange rates between the U.S. dollar and the local currencies in these foreign locations where we do business can vary unpredictably. These variations may have an effect on the prices we pay for key materials and services from overseas vendors in our functional currencies under agreements that are priced in local currencies. If exchange rates with local currencies decline, our effective costs for such materials and services would increase, adversely affecting our profitability. Operating cash balances held at non-U.S. banks (which were 91.2% of our consolidated cash and cash equivalents at March 31, 2009) are not federally insured and therefore may pose a risk of loss to us.
     We face risks associated with marketing, distributing, and servicing our products internationally.
     In addition to our operations in the United States, we currently operate in Italy, Australia, the Netherlands, Japan, Brazil and Argentina, and market our products and technologies in other international markets, including both industrialized and developing countries. During 2009 and 2008, approximately 10% and 13% of our revenue, respectively, was derived from sales to customers located within the United States and Canada, and the remaining 90% and 87%, respectively, was derived from sales in Asia, Europe, Latin America and the Middle East where economics and fuel availability make our products more competitive. Additionally, approximately 88% of our employees and 80% of our approximately 330 distributors and dealers worldwide are located outside the United States. Our combined international operations are subject to various risks common to international activities, such as the following:
•	our ability to maintain good relations with our overseas employees and distributors and to collect amounts owed from our overseas customers;

•	expenses and administrative difficulties associated with maintaining a significant labor force outside the United States, including without limitation the need to comply with employment and tax laws and to adhere to the terms of real property leases and other financing arrangements in foreign nations;

•	potential difficulties in enforcing contractual obligations and intellectual property rights;

•	complying with a wide variety of laws and regulations, including product certification, environmental, and import and export laws;

•	the challenges of operating in disparate geographies and cultures;

•	political and economic instability; and

•	restrictions on our ability to repatriate dividends from our subsidiaries.
     We may not be able to successfully integrate our recently acquired businesses or any future acquired businesses into our existing worldwide business without substantial expenses, delays or other operational or financial problems.
     1. We have recently acquired the Argentine company Distribuidora Shopping S.A. and its subsidiary Tomasetto Achille, S.A., and the purchase of 50% interest in WMTM Equipamento de Gases Ltd. from White Martin Gases Industriais S.A. (“WMTM”), BRC Brasil’s 50% joint venture partner in WMTM, and as a part of our business strategy we may seek to acquire additional businesses, technologies or products in the future. We cannot assure you that any acquisition or any future transaction we complete will result in long-term benefits to us or our stockholders, or that our management will be able to integrate or manage the acquired business effectively. We could also incur unanticipated expenses or losses in connection with any acquisition or future transaction.
     Acquisitions entail numerous risks, including difficulties associated with the integration of operations, technologies, products and personnel that, if realized, could harm our operating results. Risks related to potential acquisitions include, but are not limited to:
•	difficulties in combining previously separate businesses into a single unit;

•	inability to overcome differences in foreign business practices, accounting practices, customs and importation regulations, language and other barriers in connection with the acquisition of foreign companies;

•	substantial diversion of management’s attention from day-to-day business when evaluating and negotiating such transactions and then integrating an acquired business;

•	discovery, after completion of the acquisition, of liabilities assumed from the acquired business or of assets acquired that are not realizable;

•	costs and delays in implementing, and the potential difficulty in maintaining, uniform standards, controls, procedures and policies, including the integration of different information systems;

•	the presence or absence of adequate internal controls and/or significant fraud in the financial systems of acquired companies; and

•	failure to achieve anticipated benefits such as cost savings and revenue enhancements.
     We depend on a limited number of third party suppliers for key materials and components for our products.
     We have established relationships with third party suppliers that provide materials and components for our products. A supplier’s failure to supply materials or components in a timely manner or to supply materials and components that meet our quality, quantity or cost requirements, combined with a delay in our ability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to us, would harm our ability to manufacture our products or would significantly increase our production costs, either of which would negatively impact our results of operations and business. In addition, we rely on a limited number of suppliers for certain proprietary die cast parts, electronics, software, catalysts as well as engines for use in our end products. Approximately 31.3% and 34.6% of our purchases of raw materials and services during the periods ended March 31, 2009 and December 31, 2008, respectively, were supplied by ten entities. We could incur significant costs in the event that we are forced to utilize alternative suppliers.

     We engage in related party transactions, which could result in a conflict of interest involving our management.
     We have engaged in the past, and continue to engage, in a significant number of related party transactions, specifically between the Company’s foreign subsidiaries and members of the family of our CEO and largest shareholder, his brother, companies our CEO’s family owns in part or may control and companies that employees and service providers own in whole or in part and former owners of the companies we have purchased in foreign countries. Many of these relationships stem from the fact that when we acquired these foreign subsidiaries they were privately owned and such transactions are not uncommon in privately owned companies. Our Board Committees review and analyze such related party transactions which are on going and review new transactions which may be proposed for purposes both of analyzing whether they are substantially equivalent to arms length dealings and of various other impacts on our company. We cannot assure you that the terms of the transactions with these various related parties are on terms as favorable to us as those that could have been obtained in arm’s-length transactions with third parties, or that the existing policies and procedures are sufficient to identify and completely address conflicts of interest that may arise. Related party transactions could result in related parties receiving more favorable treatment than an unaffiliated third party would receive, although these parties may provide services that are not readily available elsewhere in some situations. In addition, related party transactions in general have a higher potential for conflicts of interest than third-party transactions, could result in significant and minor disadvantages to our company and may impair investor confidence, which could have an adverse effect on our financial conditions and results of operations. Related party transactions could also cause us to become materially dependent on related parties in the ongoing conduct of our business, and related parties may be motivated by personal interests to pursue courses of action that are not necessarily in the best interests of our company and our shareholders.
     We are highly dependent on certain key personnel.
     Our success depends on the management and leadership skills of our senior management team. The unexpected loss of any of these individuals or an inability to attract and retain additional personnel could impede or prevent the implementation of our business strategy. Although we have incentives for management to stay with us, we cannot assure that we will be able to retain all of our existing senior management personnel or attract additional qualified personnel when needed.
     Mariano Costamagna’s employment agreement may limit our board of directors’ ability to change our senior management.
     Mariano Costamagna, BRC’s co-founder, our Chief Executive Officer and director, has entered into a new employment agreement with us that is effective from January 1, 2009 until December 31, 2012. His new employment agreement provides for an annual base salary of $360,000 paid in U.S. dollars and €120,000 paid in euros (approximately $157,000 converted to U.S. dollars as of March 31, 2009), as well as bonuses, benefits and expenses. If, during the term of his employment, we terminate Mr. Costamagna’s employment other than for “cause” or disability or if Mr. Costamagna resigns for “good reason,” we must pay Mr. Costamagna a severance payment equal to $5.0 million divided into five equal installments (the first of which is due on the 60th day following termination with subsequent installments due on each anniversary of termination); provided that Mr. Costamagna abides by certain covenants limiting his ability to compete with us, solicit our employees or interfere with our business during those four years following his termination. The required severance payment may limit our board of directors’ ability to decide whether to retain or to replace Mr. Costamagna or to reallocate management responsibilities among our senior executives, a fact that may, in certain circumstances, have an adverse effect on our business, operations and financial condition.
     Unionized labor disputes at original equipment manufacturer facilities can negatively affect our product sales.
     As we become more dependent on vehicle conversion programs with OEMs, we will become increasingly dependent on OEM production and the associated labor forces at OEM sites. For the quarter ended March 31, 2009 and year ended December 31, 2008, direct OEM product sales accounted for 64.6% and 39.5% of our revenue, respectively. Labor unions represent most of the labor forces at OEM facilities. In the past, labor disputes have occurred at OEM facilities, which have adversely impacted our direct OEM product sales. Such labor disputes are likely to occur in the future and, if they do occur, will negatively impact our sales and profitability.
     Some of our foreign subsidiaries have done and may continue to do business in countries subject to U.S. sanctions and embargoes, including Iran, and we have limited managerial oversight over those activities. As a result, potential investors may choose to not invest in our common stock.
     Some of our foreign subsidiaries sell fuel delivery systems, related parts and accessories to customers in Iran, a country that is currently subject to sanctions and embargoes imposed by the U.S. government and the United Nations and a country identified by the U.S. government as a terrorist-sponsoring state. The sales to customers in Iran have increased during the last several years. The sanctions and embargoes do not prohibit our foreign subsidiaries from selling products and providing services in Iran, but they do prohibit Fuel Systems and our domestic subsidiaries, as well as employees of our foreign subsidiaries who are U.S. citizens, from participating in, approving or otherwise facilitating any aspect of the business activities in that country.
     The constraints on our ability to have U.S. persons, including our senior management, provide managerial oversight and supervision over sales in Iran may negatively affect the financial or operating performance of such business activities. We have procedures in place to conduct these operations in compliance with applicable U.S. laws. However, failure to comply with U.S. laws in our foreign operations could result in material fines and penalties, damage to our reputation and a reduction in the value of our shares of common stock.
     In addition, our foreign subsidiaries’ activities in Iran could reduce demand for our stock among certain of our investors. Certain potential investors may avoid investing in our common stock for political reasons, rather than for business reasons.
     Our business is directly and significantly affected by regulations relating to reducing vehicle emissions. If current regulations are repealed or if the implementation of current regulations is suspended or delayed, our revenue may decrease.
     If regulations relating to vehicle emissions are amended in a manner that may allow for more lenient standards, or if the implementation of such currently existing standards is delayed or suspended, the demand for our products and services could diminish, and our revenue could decrease. In addition, demand for our products and services may be adversely affected by the perception that emission regulations will be suspended or delayed. In addition, we rely on emissions regulations, the adoption of which is out of our control, to stimulate our growth.
     We are subject to governmental certification requirements and other regulations, and future more stringent regulations may impair our ability to market our products.
     We must obtain product certification from governmental agencies, such as the EPA and the California Air Resources Board, to sell certain of our products in the United States and must obtain other product certification requirements in Italy and other countries. A significant portion of our future sales will depend upon sales of fuel management products that are certified to meet existing and future air quality and energy standards. We cannot assure you that our products will continue to meet these standards. We are currently incurring research and development costs as we strive to modify our products to comply with new EPA certification standards that will be effective January 1, 2010. The failure to comply with these certification requirements, or any others, could result in the recall of our products or civil or criminal penalties.

     Any new government regulation that affects our alternative fuel technologies, whether at the foreign, federal, state, or local level, including any regulations relating to installation and service of these systems, may increase our costs and the price of our systems. As a result, these regulations may have a negative impact on our revenue and profitability and thereby harm our business, prospects, results of operations or financial condition.
     Changes in tax policies and governmental incentives may reduce or eliminate the economic benefits that make our products attractive to consumers.
     In some jurisdictions, such as the United States, Italy and Australia, governments provide tax benefits and incentives for clean-air vehicles, including tax credits, rebates and reductions in applicable tax rates. In certain of our markets, these benefits extend to vehicles powered by our systems. From time to time, governments change tax policies in ways that create benefits such as those for our customers. Reductions in or elimination of these tax benefits or incentives may adversely affect our revenue and results of operations.
     The potential growth of non-gaseous alternative fuel products and lack of gaseous fueling infrastructure will have a significant impact on our business.
     Our future success depends on the continued global expansion of the gaseous fuel industry. We recently announced the expansion of our automotive alternative fuel transportation business into the United States. Many countries, including the United States, currently have limited or no infrastructure to deliver natural gas and propane. Major growth of the United States and international markets for gaseous fuel vehicles is significantly dependent on United States and international politics, governmental policies and restrictions related to business management. In the United States, alternative fuels such as natural gas currently cannot be readily obtained by consumers for motor vehicle use, and only a small percentage of motor vehicles manufactured for the United States are equipped to use alternative fuels. Users of gaseous fuel vehicles may not be able to obtain fuel conveniently and affordably, which may adversely affect the demand for our products. We do not expect this trend to improve in the United States in the foreseeable future. Our ability to attract customers and sell products successfully in the alternative fuel industry also depends significantly on the current price differential between liquid fuels and gaseous fuels. We cannot assure you that the United States or global market for gaseous fuel engines will expand broadly or, if it does, that it will result in increased sales of our fuel system products. In addition, we have designed many of our products for gaseous fuel vehicles powered by internal combustion engines, but not for other power sources, such as electricity or alternate forms of power. If there is major growth in the market relating to those power sources, our revenue may not increase and may decline.
     New technologies could render our existing products obsolete.
     New developments in technology may negatively affect the development or sale of some or all of our products or make our products obsolete. Our inability to enhance existing products in a timely manner or to develop and introduce new products that incorporate new technologies, conform to increasingly stringent emission standards and performance requirements, and achieve market acceptance in a timely manner could negatively impact our competitive position. New product development or modification is costly, involves significant research, development, time and expense and may not necessarily result in the successful commercialization of any new products.
     We have a significant amount of goodwill and intangible assets that may become impaired, which could impact our results of operations.
     Approximately $15.4 million or 5.0% of our total assets at March 31, 2009 were net intangible assets, including technology, customer relationships, trade name, and approximately $47.8 million or 15.7% of our total assets at March 31, 2009 were goodwill that relates to our acquisitions, primarily from BRC. We amortize the intangible assets, with the exception of goodwill, based on our estimate of their remaining useful lives and their values at the time of acquisition. We are required to test goodwill for impairment at least on an annual basis, or earlier if we determine it may be impaired due to change in circumstances. We are required to test the other intangible assets with definite useful lives for impairment whenever events or changes in circumstances indicate that the carrying amounts of the intangible assets may not be recoverable. If impairment exists in any of these assets, we are required to write-down the asset to its estimated recoverable value as of the measurement date. Such impairment write-downs may significantly impact our results of operations.
     An investor in our common stock may incur substantial dilution; Future sales of our common stock could adversely affect our stock price.
     An investor in our common stock may incur immediate and substantial dilution representing any difference between our net tangible book value and the as adjusted net tangible book value after giving effect to the offering price in a future offering under this registration statement. In addition, substantial sales of our common stock, including shares issued upon exercise of our outstanding options, in the public market or the perception by the market that these sales could occur, could lower our stock price or make it difficult for us to raise additional equity. As of March 31, 2009, we had 16,073,809 shares of common stock outstanding, excluding 12,250 shares issued but held by us as treasury stock. Except for the 3,301,516 shares held by Mariano Costamagna and his family members and affiliates, which are subject to the “volume,” “manner of sale” and other selling restrictions of Rule 144, all of these shares are currently freely tradable.
     As of March 31, 2009, up to 90,100 shares were issuable upon the exercise of options, all of which were vested and exercisable. Subject to applicable vesting and registration requirements, upon the exercise of these options the underlying shares may be resold into the public market. In the case of outstanding options that have exercise prices less than the market price of our common stock from time to time, investors would experience dilution. We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price of our common stock or our ability to raise capital by offering equity securities.
     Class action litigation due to stock price volatility or other factors could cause us to incur substantial costs and divert our management’s attention and resources.
     From January 1, 2009 through March 31, 2009, our stock price has fluctuated from a low of $9.83 to a high of $36.34. During 2008, our stock price has fluctuated from a low of $9.80 to a high of $61.24. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. Companies in the technology industries are particularly vulnerable to this kind of litigation due to the high volatility of their stock prices. Accordingly, we may in the future be the target of securities litigation. Any securities litigation could result in substantial costs and could divert the attention and resources of our management.
     Our actual operating results may differ significantly from our guidance.
     From time to time, we release guidance in our quarterly earnings releases, quarterly earnings conference calls or otherwise, regarding our future performance that represent our management’s estimates as of the date of release. This guidance, which includes forward-looking statements, is based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.
     Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.
     Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our guidance and the variations may be material. We do not undertake or plan to update or revise any such guidance to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances after the date of the release, even if such results, changes or circumstances make it clear that such guidance will not be realized. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance in making an investment decision in respect of our common stock.
          Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this ''Risk Factors’’ section in this prospectus could result in the actual operating results being different from our guidance, and such differences may be adverse and material.

FORWARD-LOOKING STATEMENTS
          This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements that involve risks and uncertainties. These statements may be found throughout this prospectus, particularly under the headings “Prospectus Summary” and “Risk Factors.” These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward looking statements.
          In most cases, you can identify forward looking statements by the following words: “may,” “will,” “would,” “should,” “expect,” “anticipate,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “on-going” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and beliefs concerning future business conditions, our results of operations, financial position and our business outlook, or state other “forward-looking” information based on currently available information.
          There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors”. You should read these risk factors and the other cautionary statements made in this prospectus and any prospectus supplement as being applicable to all related forward looking statements wherever they appear in this prospectus or any prospectus supplement. We cannot assure you that the forward-looking statements in this prospectus or any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.
          The forward-looking statements made in this prospectus or any prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law.

USE OF PROCEEDS
          Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the repayment or refinancing of indebtedness or the acquisition of complementary products or businesses which further our corporate strategy. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.
          If and when we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK
          Our authorized capital stock consists of 200,000,000 shares of common stock having a par value of $0.001 per share and 1,000,000 shares of preferred stock having a par value of $0.001 per share. As of April 30, 2009, there were outstanding 16,074,276 shares of common stock held by 273 stockholders of record, excluding 12,250 shares of treasury stock, and no shares of preferred stock.
Common Stock
          Subject to the rights specifically granted to holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to vote together as a class on all matters submitted to a vote of our stockholders and are entitled to any dividends that may be declared by the board of directors. At meetings of shareholders, our common stockholders are entitled to one vote per share. Our common stockholders do not have cumulative voting rights. Upon the dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Our common stockholders have no preemptive rights to purchase shares of our stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and the shares of common stock to be issued in this offering will be, upon payment therefore, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our common stock and preferred stock we may issue in the future.
Preferred Stock
          Fuel Systems’ certificate of incorporation provides for the issuance of up to 1,000,000 shares of preferred stock. As of the date of this prospectus, there are no outstanding shares of preferred stock, and we do not have any current plans to issue any shares of preferred stock.
Issuance of Additional Common Stock and Preferred Stock
          Subject to certain limitations prescribed by law, our board of directors is authorized, without further stockholder approval, from time-to-time to issue up to 200,000,000 shares of our common stock and 1,000,000 of our preferred stock, in one or more series. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. A majority of our directors must approve any issuance by us of our common stock or preferred stock. The rights and preferences of future series of preferred stock may include:
•	number of shares to be issued;

•	dividend rights and dividend rates;

•	right to convert the preferred stock into common stock;

•	voting rights attributable to the preferred stock;

•	right to receive preferential payments upon our liquidation;

•	right to set aside a certain amount of assets for payments relating to the preferred stock; and/or

•	prices to be paid upon redemption of the preferred stock.

Options
          As of March 31, 2009, we had outstanding options to purchase 90,100 shares, in the aggregate, of our common stock, all of which were vested and then exercisable. We have reserved 90,100 shares, in the aggregate, of our common stock for issuance under our stock option plans.
Anti-Takeover Considerations and Special Provisions of Our Certificate of Incorporation and Our Bylaws
          Stockholder Protection Rights Agreement. On June 27, 2006, the Company implemented a Stockholder Protection Rights Agreement for the purpose of deterring any potential coercive or unfair takeover tactics in the event of an unsolicited takeover attempt. Pursuant to the Rights Agreement, each outstanding share of our common stock has attached to it one right to purchase shares of our common stock with a value equal to twice the exercise price of $100 per right upon the occurrence of certain events, including a person or entity acquiring 15% or more of the outstanding shares of our common stock. The rights are not currently exercisable and no separate certificates evidencing such rights will be distributed, unless certain events occur. The rights are transferred with and only with our common stock.
          The rights will expire on the earliest of (1) the “exchange time,” as defined in the Rights Agreement, (2) the close of business on July 22, 2009 (subject to further extension by our board of directors), (3) the date on which the rights are redeemed as described in the Rights Agreement, or (4) immediately prior to the effective time of a consolidation, merger or share exchange of the Company.
          The rights have certain anti-takeover effects, which may deter, delay, or prevent a change in control that might otherwise be in the best interests of our stockholders. The rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by our board of directors. The Company may redeem all (but not less than all) of the rights at $0.01 per right under certain circumstances, after which each right will represent only the right to receive the redemption price.
          Certificate of incorporation and bylaws. A number of provisions of our certificate of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board of directors the ability to issue shares of common and preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers which may be considered by some stockholders to be in their best interests. Certain provisions could delay or impede the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.
          These provisions include the following:
▪	no stockholder actions may be taken by written consent, unanimous or otherwise, in lieu of a stockholder meeting, and any alteration, amendment or repeal of such provision requires the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors,

▪	the stockholders may only remove the directors for cause upon the affirmative vote of at least 80 percent of our common stock entitled to vote generally in the election of directors, and any alteration, amendment or repeal of such provision requires the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors,

▪	the directors will be explicitly granted protection when acting in good faith reliance on our books and records,

▪	no amendment or repeal to the provision limiting directors’ liability may adversely affect any existing indemnification right or protection of a director under the General Corporation Law of the State of Delaware or have any effect on any prior occurring act or omission of any director,

▪	our obligation to recognize equitable claims by a transferee of our shares prior to the surrender of the stock certificate or request to record such transfer is limited and

▪	Fuel Systems’ certificate of incorporation expressly opts out of the restrictions imposed on “business combinations” with “interested stockholders” under Section 203, such that neither stockholder nor board approval will be required to consummate certain unfriendly corporate takeovers by “interested stockholders.”
          Classified board of directors. Our bylaws divide our board of directors into three classes. Moreover, no director may be removed prior to the expiration of his or her term except for cause by the affirmative vote of at least 80 percent of our common stock entitled to vote generally in the election of directors, and any alteration, amendment or repeal of such provision requires the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors. These provisions in our bylaws may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the incumbency of our board of directors, because this structure generally increases the difficulty of, or may delay, replacing a majority of the directors.
          Meetings of stockholders. Our bylaws provide that annual meetings of our stockholders may take place at the time and place established by our board of directors. A special meeting of our stockholders may be called at any time by our secretary or any other officer, whenever directed by the board of directors or by the Chief Executive Officer. No stockholder actions may be taken by written consent, unanimous or otherwise, in lieu of a stockholder meeting, and any alteration, amendment or repeal of such provision requires the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors.
          Filling of board vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of our directors then in office.
          Amendment of the bylaws. Our bylaws may be amended or repealed by a majority of our board of directors. Any amendment or repeal of our bylaws which has not previously received the approval of our board of directors shall require for adoption the affirmative vote of the holders of at least a majority of the voting power of our then outstanding shares of capital stock entitled to vote at any duly convened annual or special meeting of the stockholders, in addition to any other approval which is required by law, the certificate of incorporation, the bylaws or otherwise. Our certificate of incorporation also requires the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors to amend or repeal the provision limiting directors’ liability in a manner that may adversely affect any existing indemnification right or protection of a director under the General Corporation Law of the State of Delaware or have any effect on any prior occurring act or omission of any director. In addition, Fuel Systems’ bylaws require the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors to amend or repeal the provision prohibiting stockholder actions by written consent or the provision providing director indemnification.
Transfer Agent and Registrar
          Mellon Bank is the transfer agent and registrar for our common stock.
Listing
          Our common stock is traded on the NASDAQ Global Market under the symbol “FSYS”.

DESCRIPTION OF DEBT SECURITIES
          We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
          The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are not complete and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. The prospectus supplement will describe the particular terms of any debt securities we may offer and may supplement the terms summarized below. We urge you to read the applicable prospectus supplements related to the debt securities that we may sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
          Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.
          The indentures may or may not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and may or may not contain financial or similar restrictive covenants. The indentures may or may not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.
          The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:
☐	the title;

☐	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

☐	any limit on the amount that may be issued;

☐	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

☐	the maturity date;

☐	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

☐	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

☐	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

☐	the terms of the subordination of any series of subordinated debt;

☐	the place where payments will be payable;

☐	restrictions on transfer, sale or other assignment, if any;

☐	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

☐	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

☐	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

☐	whether the indenture will restrict our ability or the ability of our subsidiaries to:
☐	incur additional indebtedness;

☐	issue additional securities;

☐	create liens;

☐	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

☐	redeem capital stock;

☐	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

☐	make investments or other restricted payments;

☐	sell or otherwise dispose of assets;

☐	enter into sale-leaseback transactions;

☐	engage in transactions with stockholders or affiliates;

☐	issue or sell stock of our subsidiaries; or

☐	effect a consolidation or merger;
☐	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

☐	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

☐	information describing any book-entry features;

☐	provisions for a sinking fund purchase or other analogous fund, if any;

☐	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

☐	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

☐	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights
          We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
          The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indenture
          The following are events of default under the indentures with respect to any series of debt securities that we may issue:
☐	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

☐	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

☐	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

☐	if specified events of bankruptcy, insolvency or reorganization occur.

          If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.
          The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
          Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
☐	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

☐	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
          A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
☐	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

☐	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

☐	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
          These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
          We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
          We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:
☐	to fix any ambiguity, defect or inconsistency in the indenture;

☐	to comply with the provisions described above under “Consolidation, Merger or Sale”;

☐	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

☐	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

☐	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

☐	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

☐	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

☐	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

☐	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
          In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
☐	extending the fixed maturity of the series of debt securities;

☐	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

☐	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
          Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
☐	register the transfer or exchange of debt securities of the series;

☐	replace stolen, lost or mutilated debt securities of the series;

☐	maintain paying agencies;

☐	hold monies for payment in trust;

☐	recover excess money held by the debenture trustee;

☐	compensate and indemnify the debenture trustee; and

☐	appoint any successor trustee.
          In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
          We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or any depositary named by us and identified in a prospectus supplement with respect to that series. At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
          Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
          We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
          If we elect to redeem the debt securities of any series, we will not be required to:
☐	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

☐	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
          The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The debenture trustee will be identified in the prospectus supplement relating to debt securities.
Payment and Paying Agents

          Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
          We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
          All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
          The indentures and the debt securities will be governed by and construed in accordance with the laws of the State specified in the prospectus supplement, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
          The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.
DESCRIPTION OF WARRANTS
          We may issue warrants to purchase our common stock or preferred stock or debt securities, or any combination of these securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
          The applicable prospectus supplement will contain a description of the following terms:
•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the currency or currencies, and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.
          Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the principal amount of debt securities or number of shares of preferred stock or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
          Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.
          Prior to the exercise of any warrants to purchase securities, holders of the warrants will not have any of the rights of holders of the underlying warrant securities.
          The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants and will be available as described under the heading “Where You Can Find More Information” below.
PLAN OF DISTRIBUTION
          We may sell or issue the shelf securities from time to time in any one or more of the following ways:
•	through underwriters or dealers; or

•	through agents; or

•	directly to a limited number of purchasers or to a single purchaser.
          Registration of the shelf securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold. For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the shelf securities, including:
•	the name or names of any underwriters and the respective amounts of any securities underwritten or purchased by each of them;

•	the name or names of any person or persons to whom we sell or issue any securities;

•	the initial public offering price and the proceeds we will receive;

•	any discounts, commissions or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
          Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the shelf securities offered.
          If underwriters are used in the sale of any shelf securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.
          The shelf securities may be sold or issued directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
          We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.
          Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities. Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

          During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher then the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
          Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.
          Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is quoted on the NASDAQ Global Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange whether domestic or foreign, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.
          We will bear all costs, expenses and fees associated with the registration of the shares of common stock.

LEGAL MATTERS
          The validity of the securities offered hereby will be passed upon for us by Day Pitney LLP, New York, New York.
EXPERTS
          The consolidated financial statements and consolidated financial statement schedules as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
DOCUMENTS INCORPORATED BY REFERENCE
          The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).
•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Current Reports on Form 8-K filed January 22, 2009, January 28, 2009, March 3, 2009, March 13, 2009, May 6, 2009, May 15, 2009 and June 1, 2009;

•	The description of capital stock contained in Registration Statement on Form 8-A filed August 25, 2006, including any amendment or report filed for the purpose of updating such description; and

•	The description of common stock purchase rights contained in Registration Statement on Form 8-A filed August 25, 2006, including any amendment or report filed for the purpose of updating such description.
          We also incorporate by reference all additional documents that we file with the SEC that are made after the initial filing date of this registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus under the terms of:
•	Sections 13(a) and (c) of the Exchange Act;

•	Section 14 of the Exchange Act; and

•	Section 15(d) of the Exchange Act.

We are not, however, incorporating, in each case, any documents or information that have been “furnished” but not “filed” for purposes of the Exchange Act.
          We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Written requests for copies should be directed to Attn: Matthew Beale, Fuel Systems Solutions, Inc., 3030 South Susan Street, Santa Ana, California 92704. Telephone requests for copies should be directed to Mr. Beale at (714) 656-1300.
WHERE YOU CAN FIND MORE INFORMATION
          Filings. We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC.
          Registration Statement. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that may be sold under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the shares to be sold in this offering, please refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete, and in each instance please refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by this reference.
          The predecessor to Fuel Systems was IMPCO Technologies, Inc., and all of our filings with the SEC prior to our reorganization are filed under the name of IMPCO Technologies, Inc. Our periodic and current reports, and any amendments to those reports, are available, free of charge, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC on our website: www.fuelsystemssolutions.com. The information on our website is not incorporated by reference into this report.
          You may read and copy all or any portion of the registration statement or any reports, proxy statements and other information we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.
          Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC filings at the SEC’s web site at http://www.sec.gov.